Amkor Technology Reports Financial Results for the Second Quarter 2024

TEMPE, Ariz. -- July 29, 2024 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights
•Net sales $1.46 billion
•Gross profit $212 million, operating income $82 million
•Net income $67 million, earnings per diluted share $0.27
•EBITDA $247 million

“Amkor delivered second quarter results in line with expectations. Revenue of $1.46 billion was up 7% sequentially, driven by Advanced packaging supporting premium tier smartphones and AI solutions utilizing 2.5D technology,” said Giel Rutten, Amkor’s president and chief executive officer. “Strength in the Communications and Computing end markets was partially offset by soft demand and ongoing inventory corrections in the Automotive & Industrial and Consumer end markets.”

Quarterly Financial Results

($ in millions, except per share data)	Q2 2024	Q1 2024	Q2 2023
Net sales	$1,461	$1,366	$1,458
Gross margin	14.5%	14.8%	12.8%
Operating income	$82	$73	$76
Operating income margin	5.6%	5.4%	5.2%
Net income attributable to Amkor	$67	$59	$64
Earnings per diluted share	$0.27	$0.24	$0.26
EBITDA (1)	$247	$233	$245

(1) EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under “Selected Operating Data.”

At June 30, 2024, total cash and short-term investments was $1.5 billion, and total debt was $1.1 billion.

The company paid a quarterly dividend of $0.07875 per share on June 24, 2024. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.
Business Outlook

The following information presents Amkor’s guidance for the third quarter 2024 (unless otherwise noted):

•Net sales of $1.785 billion to $1.885 billion
•Gross margin of 14.0% to 16.0%
•Net income of $105 million to $140 million, or $0.42 to $0.56 per diluted share
•Full year 2024 capital expenditures of approximately $750 million

Conference Call Information

Amkor will conduct a conference call on Monday, July 29, 2024, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.

About Amkor Technology, Inc.

Amkor Technology, Inc. is the world's largest US headquartered OSAT (outsourced semiconductor assembly and test) service provider. Since its founding in 1968, Amkor has pioneered the outsourcing of IC packaging and test services and is a strategic manufacturing partner for the world's leading semiconductor companies, foundries, and electronics OEMs. Amkor provides turnkey manufacturing services for the communication, automotive and industrial, computing, and consumer industries, including but not limited to smartphones, electric vehicles, data centers, artificial intelligence and wearables. Amkor's operational base includes production facilities, research and development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the United States. For more information visit amkor.com.

Jennifer Jue
Vice President, Investor Relations and Finance
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q2 2024	Q1 2024	Q2 2023
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$1,180	$1,070	$1,084
Mainstream products (2)	281	296	374
Total net sales	$1,461	$1,366	$1,458

Packaging services	88%	87%	88%
Test services	12%	13%	12%

Net sales from top ten customers	72%	70%	66%

End Market Distribution Data:
Communications (smartphones, tablets)	48%	47%	41%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	20%	22%	23%
Computing (data center, infrastructure, PC/laptop, storage)	20%	17%	20%
Consumer (AR & gaming, connected home, home electronics, wearables)	12%	14%	16%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	54.0%	51.9%	53.6%
Labor	10.4%	11.2%	10.9%
Other manufacturing	21.1%	22.1%	22.7%
Gross margin	14.5%	14.8%	12.8%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data
In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
(in millions)	Q2 2024	Q1 2024	Q2 2023
EBITDA Data:
Net income	$67	$60	$64
Plus: Interest expense	16	16	14
Plus: Income tax expense	14	12	9
Plus: Depreciation & amortization	150	145	158
EBITDA	$247	$233	$245

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024*	2023	2024*	2023
Net sales	$1,461,474	$1,457,922	$2,826,985	$2,929,461
Cost of sales	1,249,099	1,271,052	2,412,967	2,548,170
Gross profit	212,375	186,870	414,018	381,291
Selling, general and administrative	91,280	64,860	181,626	143,531
Research and development	39,568	45,688	77,739	92,735
Total operating expenses	130,848	110,548	259,365	236,266
Operating income	81,527	76,322	154,653	145,025
Interest expense	15,805	14,354	32,244	30,521
Other (income) expense, net	(15,848)	(11,883)	(31,143)	(15,435)
Total other (income) expense, net	(43)	2,471	1,101	15,086
Income before taxes	81,570	73,851	153,552	129,939
Income tax expense	14,312	9,407	26,508	20,271
Net income	67,258	64,444	127,044	109,668
Net income attributable to non-controlling interests	(361)	(158)	(1,250)	(31)
Net income attributable to Amkor	$66,897	$64,286	$125,794	$109,637

Net income attributable to Amkor per common share:
Basic	$0.27	$0.26	$0.51	$0.45
Diluted	$0.27	$0.26	$0.51	$0.44

Shares used in computing per common share amounts:
Basic	246,228	245,637	246,118	245,485
Diluted	247,860	246,964	247,790	247,046

*We periodically assess the estimated useful lives of our property, plant and equipment. Based on our assessment of test equipment and its increased interchangeability enabling broader and longer use, we extended the estimated useful lives of test equipment from five years to seven years as of January 1, 2024. As a result, depreciation expense was reduced by approximately $15 million and $31 million for the three and six months ended June 30, 2024, respectively. This benefited net income by approximately $13 million and $25 million and diluted earnings per share by $0.05 and $0.10 for each period, respectively.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,079,663	$1,119,818
Short-term investments	465,804	474,869
Accounts receivable, net of allowances	1,147,940	1,149,493
Inventories	379,259	393,128
Other current assets	64,175	58,502
Total current assets	3,136,841	3,195,810
Property, plant and equipment, net	3,480,996	3,299,445
Operating lease right of use assets	105,527	117,006
Goodwill	17,536	20,003
Restricted cash	762	799
Other assets	123,888	138,062
Total assets	$6,865,550	$6,771,125
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$154,403	$131,624
Trade accounts payable	734,755	754,453
Capital expenditures payable	274,702	106,368
Short-term operating lease liability	23,987	33,616
Accrued expenses	318,753	358,414
Total current liabilities	1,506,600	1,384,475
Long-term debt	949,320	1,071,832
Pension and severance obligations	78,423	87,133
Long-term operating lease liabilities	54,550	56,837
Other non-current liabilities	193,323	175,813
Total liabilities	2,782,216	2,776,090

Stockholders’ equity:
Preferred stock	—	—
Common stock	293	292
Additional paid-in capital	2,022,512	2,008,170
Retained earnings	2,246,795	2,159,831
Accumulated other comprehensive income (loss)	4,214	16,350
Treasury stock	(224,157)	(222,335)
Total Amkor stockholders’ equity	4,049,657	3,962,308
Non-controlling interests in subsidiaries	33,677	32,727
Total equity	4,083,334	3,995,035
Total liabilities and equity	$6,865,550	$6,771,125

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$127,044	$109,668
Depreciation and amortization	294,874	314,647
Other operating activities and non-cash items	17,966	4,784
Changes in assets and liabilities	(52,816)	(6,521)
Net cash provided by operating activities	387,068	422,578
Cash flows from investing activities:
Payments for property, plant and equipment	(262,543)	(282,309)
Proceeds from sale of property, plant and equipment	4,813	1,107
Proceeds from foreign exchange forward contracts	5,088	22,451
Payments for foreign exchange forward contracts	(43,091)	(50,170)
Payments for short-term investments	(279,526)	(355,135)
Proceeds from sale of short-term investments	30,914	47,000
Proceeds from maturities of short-term investments	263,932	193,315
Other investing activities	5,354	4,869
Net cash used in investing activities	(275,059)	(418,872)
Cash flows from financing activities:
Proceeds from revolving credit facilities	—	370,000
Payments of revolving credit facilities	—	(370,000)
Proceeds from short-term debt	5,012	11,043
Payments of short-term debt	(8,055)	(11,149)
Proceeds from long-term debt	58,727	—
Payments of long-term debt	(116,921)	(72,061)
Payments of finance lease obligations	(38,678)	(31,129)
Payments of dividends	(38,778)	(36,874)
Other financing activities	216	(1,589)
Net cash used in financing activities	(138,477)	(141,759)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(13,724)	(16,091)
Net decrease in cash, cash equivalents and restricted cash	(40,192)	(154,144)
Cash, cash equivalents and restricted cash, beginning of period	1,120,617	962,406
Cash, cash equivalents and restricted cash, end of period	$1,080,425	$808,262

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:
•dependence on the cyclical and volatile semiconductor industry and vulnerability to industry downturns and declines in global economic and financial conditions;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment;
•health conditions or pandemics, such as COVID-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•fluctuations in operating results and cash flows;
•our substantial indebtedness;
•dependence on international factories and operations and risks relating to trade restrictions and regional conflict;
•the effects of business, economic, political, legal and regulatory impacts or conflicts upon our global operations;
•fluctuations in interest rates and changes in credit risk;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries and contract manufacturers;
•difficulty funding our liquidity needs, including as a result of disruptions to the banking system and capital markets;
•our substantial investments in equipment and facilities to support the demand of our customers;
•difficulty attracting, retaining or replacing qualified personnel;
•difficulty achieving the relatively high-capacity utilization rates necessary to realize satisfactory gross margins given our high percentage of fixed costs;
•maintaining an effective system of internal controls;
•the absence of backlog and the short-term nature of our customers’ commitments;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•the historical downward pressure on the prices of our packaging and test services;
•challenges with integrating diverse operations;

•fluctuations in our manufacturing yields;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for conditional reduced tax rates, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•environmental, health and safety liabilities and expenditures;
•warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•natural disasters and other calamities, political instability, hostilities or other disruptions;
•restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•the possibility that we may decrease or suspend our quarterly dividend;
•significant severance plan obligations associated with our manufacturing operations in Korea; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.